Exhibit 99.3

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the Current Report on Form 8-K/A to which this Exhibit 99.3 is attached. Unless the context otherwise requires, the “Company” refers to Quanergy Systems, Inc. (f/k/a CITIC Capital Acquisition Corp.) and its subsidiaries after the Closing, and CITIC Capital Acquisition Corp. (“CCAC”) prior to the Closing.

The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) gives effect to the Business Combination and the sale of the PIPE Shares (the “PIPE Financing”). The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, CCAC will be treated as the “acquired” company for accounting and financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy Quanergy issuing equity for the net assets of CCAC, accompanied by a recapitalization. The net assets of CCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The summary unaudited pro forma condensed combined balance sheet data as of December 31, 2021 gives effect to the Business Combination and PIPE Financing as if they had occurred on December 31, 2021. The summary unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2021, and year ended December 31, 2020, gives effect to the Business Combination and PIPE Financing as if they had occurred on January 1, 2020.

The summary pro forma data have been derived from and should be read in conjunction with the audited historical financial statements of Quanergy Systems, Inc. (formerly, CCAC) which are included elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), as well as the audited historical financial statements of Legacy Quanergy including the accompanying notes, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A (the “8-K/A”) .

The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what Legacy Quanergy’s and CCAC’s financial position or results of operations actually would have been had the Business Combination and PIPE Financing been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of Quanergy.

(in thousands, except per share data)	Pro Forma Combined
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data for the Nine months Ended December 31, 2021
Total revenue	$3,928
Net loss	$(89,065)
Net loss per share – basic and diluted	$(0.93)
Weighted-average shares outstanding – basic and diluted	95,734,903

Pro Forma Combined
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data for the Year Ended December 31, 2020
Total revenue	$3,015
Net loss	$(148,720)
Net loss per share – basic and diluted	$(1.55)
Weighted-average shares outstanding – basic and diluted	95,734,903

Pro Forma Combined
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of December 31, 2021
Cash and cash equivalents	$30,929
Total current assets	$51,068
Total assets	$69,616
Total current liabilities	$19,875
Total liabilities	$35,197
Total stockholders’ equity	$34,419

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 requires pro forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional pro forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

CCAC and Legacy Quanergy are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the PIPE Investment, are referred to herein as “Quanergy.”

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of CCAC and the historical balance sheet of Legacy Quanergy on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and the year ended December 31, 2020 combines the historical statements of operations of CCAC and Legacy Quanergy for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:

•	The merger of Merger Sub, the wholly owned subsidiary of CCAC, with and into Legacy Quanergy, with Legacy Quanergy as the surviving company;

•

The redemption of 26,267,796 shares of Class A ordinary shares of CCAC from CCAC public stockholders that elected to have their shares redeemed in connection with the Business Combination for an aggregate redemption price of $264.5 million;

•	The PIPE Investment and related adjustments;

•

The execution of the Share Purchase Agreement between CCAC, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEMS”), which provides for the potential future issuance of up to $125.0 million of fully paid and non-assessable common shares of Quanergy, subject to draw down notices as requested of Quanergy as provided in Article VI of the Share Purchase Agreement, and the related obligation to pay a commitment fee; and issuance of common stock warrants to GEMS for Quanergy shares;

•

All outstanding shares of Legacy Quanergy convertible preferred stock will be cancelled and converted into shares of common stock of Quanergy (all preferred stock except for Series B and Series C will be cancelled and converted using ratio of 3.8799; Series B and Series C will be converted using ratios of 11.5423 and 14.3118, respectively).

•

All outstanding shares of Legacy Quanergy common stock will be cancelled and converted into shares of Quanergy using a conversion ratio of 3.8799 calculated in accordance with the terms of the Merger Agreement;

•

The conversion of Legacy Quanergy’s outstanding stock options, Restricted Stock (“RSAs”) and Restricted Stock Unit Awards (“RSUs”) and warrants, into stock options, Restricted Stock, Restricted Stock Unit Awards and warrants of Quanergy;

•	The repayment of Legacy Quanergy’s indebtedness under the Note Financing Agreement issued in 2018 (the “2022 Secured Notes”);

•

The conversion of the Note Financing Agreement issued in 2020 (the “2023 Notes) and 2021 (the “Extension Notes”, and together with 2023 Notes, referred to as the “Unsecured Notes”) into Legacy Quanergy common stock that will be converted into shares of common stock of Quanergy;

•	All outstanding CCAC Class A and Class B ordinary shares will be cancelled and converted into shares of common stock of Quanergy;

•	Issuance of common stock warrant to Sensata Technology Inc. in accordance with collaboration arrangement for consulting services for two years.

The historical financial information of CCAC was derived from the audited financial statements of CCAC as of and for the years ended December 31, 2021 and 2020, included elsewhere in the Form 10-K. The historical financial information of Legacy Quanergy was derived from the audited financial statements of Legacy Quanergy as of and for the years ended December 31, 2021 and 2020, included as exhibit 99.1 to this Form 8-K/A. This information should be read together with CCAC’s and Legacy Quanergy’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in the Form 10-K, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as exhibit 99.2 to this Form 8-K/A and other financial information included elsewhere in the Form 8-K/A and Form 10-K.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Quanergy’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of Quanergy. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, CCAC will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy Quanergy issuing shares for the net assets of CCAC, accompanied by a recapitalization. The net assets of CCAC will be recognized at historical cost, with no goodwill or other intangible assets recorded.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2021

(in thousands, except share and per share amounts)

	As of December 31, 2021					As of December 31, 2021
	CCAC (Historical)	Quanergy (Historical)	Pro Forma Adjustments			Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$31	$26,106	$277,874	(A	)	$30,929
			(8,504)	(B	)
			(2,000)	(C	)
			36,950	(D	)
			(35,011)	(E	)
			(264,517)	(F	)
Restricted cash	—	70	—			70
Accounts receivable	—	645	—			645
Inventory	—	3,242	—			3,242
Deferred transaction costs	—	—	—			—
Prepaid expenses and other current assets	47	1,138	12,497	(G	)	16,182
			2,500	(P	)

Total current assets	78	31,201	19,789			51,068
Property and equipment, net	—	1,908	—			1,908
Investments held in Trust account	277,874	—	(277,874)	(A	)	—
Other long-term assets	4,000	3,539	(3,396)	(B	)	16,640
			12,497	(G	)

Total Assets	$281,952	$36,648	$(248,984)			$69,616

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and other current liabilities	$3,268	$8,047	$4,572	(B	)	$18,215
			(172)	(E	)
			2,500	(P	)
Accrued expenses due to related parties	1,660	—	—			1,660
Short-term debt	—	34,311	(34,311)	(E	)	—

Total current liabilities	4,928	42,358	(27,411)			19,875
Long-term debt	—	16,153	(32,824)	(H	)	(16,671)
Long-term debt - related party	—	16,670	—			16,670
Derivative liability	—	26,017	(26,017)	(H	)	—
Other long-term liabilities	17,316	803	(8,556)	(I	)	7,663
			2,100	(B	)
			(4,000)	(Q	)
Deferred underwriting fees	9,660	—	(2,000)	(C	)	7,660

Total liabilities	31,904	102,001	(98,708)			35,197

Redeemable convertible preferred stock	—	152,978	(152,978)	(J	)	—
Common shares subject to possible redemption	276,000	—	(276,000)	(K	)	—
CCAC Class A Ordinary Shares	—	—	3	(K	)	—
			(4)	(L	)
			1	(M	)
CCAC Class B Ordinary Shares	1	—	(1)	(M	)	—
Quanergy Common Stock	—	—	(3)	(F	)	8
			11	(L	)
Legacy Quanergy Common Stock	—	1	—			1
Additional paid-in capital	—	89,326	(18,570)	(B	)	466,855
			36,950	(D	)
			24,993	(G	)
			143,265	(H	)
			8,556	(I	)
			152,978	(J	)
			275,997	(K	)
			(7)	(L	)
			(25,953)	(N	)
			43,754	(O	)
			80	(Q	)
			(264,514)	(F	)
Accumulated other comprehensive loss	—	(61)	—			(61)
Accumulated deficit	(25,953)	(307,597)	(529)	(E	)	(432,384)
			—	—
			(84,424)	(H	)
			25,953	(N	)
			(43,754)	(O	)
			3,920	(Q	)

Total stockholders’ equity (deficit)	(25,952)	(218,331)	278,702			34,419

Total liabilities and stockholders’ equity (deficit)	$281,952	$36,648	$(248,984)			$69,616

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except share and per share amounts)

	For the year ended December 31, 2021					For the year ended December 31, 2021
	CCAC (Historical)	Quanergy (Historical)	Pro Forma Adjustments			Pro Forma Combined
Revenue	$—	$3,928	$—			$3,928
Cost of goods sold	—	3,939	566	(DD	)	4,505

Gross profit	—	(11)	(566)			(577)
Operating expenses
Research and development	—	17,011	3,761	(DD	)	28,238
			1,218	(EE	)
			6,248	(FF	)
Sales and marketing	—	8,286	2,270	(DD	)	17,132
			328	(EE	)
			6,248	(FF	)
General and administrative	5,763	15,653	31,769	(DD	)	54,075
			890	(EE	)

Total operating expenses	5,763	40,950	52,732			99,445

Loss from operations	(5,763)	(40,961)	(53,298)			(100,022)

Interest expense	—	(21,484)	3,867	(BB	)	—
			17,617	(CC	)
Interest income and realized gain from sale of treasury securities	—	5	—			5
Other income (expense)	23,332	(1,078)	(14,904)	(GG	)	10,978
			(377)	(HH	)
			4,005	(II	)

Loss before income taxes	17,569	(63,518)	(43,090)			(89,039)

Provision for income taxes	—	(26)	—			(26)

Net income (loss)	$17,569	$(63,544)	$(43,090)			$(89,065)

Other comprehensive income	—	—	—			—

Total comprehensive income (loss)	$17,569	$(63,544)	$(43,090)			$(89,065)

Basic and diluted net income per common share, Class A Ordinary Shares	$0.51
Weighted average shares outstanding, basic and diluted, Class A Ordinary Shares	27,600,000
Basic and diluted net income per common share, Class B Ordinary Shares	$0.51
Weighted average shares outstanding, basic and diluted, Class B Ordinary Shares	6,900,000
Basic and diluted net loss per share		$(9.00)				$(0.93)
Weighted average shares outstanding, basic and diluted		7,059,609				95,734,903

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

	For year ended on December 31, 2020					For year ended on December 31, 2020
	CCAC (Historical)	Quanergy (Historical)	Pro Forma Adjustments			Pro Forma Combined
Revenue	$—	$3,015	$—			$3,015
Cost of goods sold	—	2,586	301	(DD	)	2,887

Gross profit	—	429	(301)			128
Operating expenses
Research and development	—	15,373	1,485	(DD	)	24,323
			1,217	(EE	)
			6,248	(FF	)
Sales and marketing	—	6,486	621	(DD	)	13,743
			388	(EE	)
			6,248	(FF	)
General and administrative	562	9,472	2,896	(DD	)	13,683
			753	(EE	)

Total operating expenses	562	31,331	19,856			51,749

Loss from operations	(562)	(30,902)	(20,157)			(51,621)

Interest expense	—	(6,346)	3,571	(BB	)	—
			2,775	(CC	)
Interest income and realized gain from sale of treasury securities	1,846	—	(1,846)	(AA	)	—
Other income (expense)	(11,791)	1,420	(4,157)	(BB	)	(97,092)
			(87,670)	(JJ	)
			5,106	(GG	)

Loss before income taxes	(10,507)	(35,828)	(102,378)			(148,713)

Provision for income taxes	—	(7)	—			(7)

Net loss	$(10,507)	$(35,835)	$(103,378)			$(148,720)

Other comprehensive income	—	12	—			12

Total comprehensive loss	$(10,507)	$(35,823)	$(102,378)			$(148,708)

Basic and diluted net income per common share, Class A Ordinary Shares	$(0.34)
Weighted average shares outstanding, basic and diluted, Class A Ordinary Shares	24,348,493
Basic and diluted net income per common share, Class B Ordinary Shares	$(0.34)
Weighted average shares outstanding, basic and diluted, Class B Ordinary Shares	6,900,000
Basic and diluted net loss per share		$(7.06)				$(1.55)
Weighted average shares outstanding, basic and diluted		5,077,336				95,734,903

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Business Combination

In June 2021, CCAC and Merger Sub, the wholly owned subsidiary of CCAC, entered into the Merger Agreement with Legacy Quanergy with the Business Combination completed on February 8, 2022. In connection with the Business Combination, CCAC changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which CCAC changed its name to “Quanergy Systems, Inc.” Immediately after the Domestication, Merger Sub merged with and into Legacy Quanergy, the separate corporate existence of Merger Sub ceased, and Legacy Quanergy became the surviving company in the Merger, and a wholly owned subsidiary of CCAC (the “Merger”). CCAC changed its name to “Quanergy Systems, Inc.” (referred to herein, together with its subsidiaries, as “Quanergy”), with Legacy Quanergy Stockholders holding the majority of the common stock of Quanergy.

Pursuant to the Merger Agreement, the aggregate stock consideration issued by Quanergy in the Business Combination is $1.1 billion, consisting of 108,927,204 newly issued shares of Quanergy valued at $10.00 per share. Legacy Quanergy Stockholders will receive $970.0 million in the form of 97,000,000 newly issued shares of Quanergy (including certain convertible equity securities calculated on a treasury stock method basis). CCAC stockholders will continue to hold 8,232,204 of existing shares, and the PIPE Investors will purchase 3,695,000 newly issued shares at $10.00 per share.

The following summarizes consideration to Legacy Quanergy at closing of the Business Combination.

(amounts in thousands, except share data)
Shares transferred at Closing(1)(2)(3)	97,000,000
Value per share	10.00

Total Share Consideration(4)	$970,000.0

(1)

The number of shares presently transferred to Legacy Quanergy Stockholders upon consummation of the Business Combination include (i) 57,020,284 shares of common stock of Quanergy, issued for the outstanding shares of Legacy Quanergy (ii) 14,465,014 shares of common stock of Quanergy issued for the conversion of the Unsecured Notes, at the Effective Time; (iii) 12,322,401 shares of common stock of Quanergy issued for shares of Legacy Quanergy common stock underlying the warrants, at the Effective Time; (iv) 13,192,301 shares of common stock of Quanergy reserved to be issued as vested and unvested options and RSUs for Legacy Quanergy options and RSUs, in each case, calculated on a treasury stock method.

(2)	12,322,401 shares of common stock of Quanergy represent potential shares of common stock exercisable for nominal consideration, therefore, deemed to be issued and outstanding.

(3)	The number of shares issued to Legacy Quanergy Stockholders (calculated on a treasury stock method basis) upon consummation of the Business Combination.

(4)

Share consideration is calculated using a $10.00 reference price. The actual total value of share consideration was dependent on the value of the common stock at Closing; however, no expected change from any change in CCAC Class A common stock’s trading price on the pro forma financial statements as the Business Combination will be accounted for as a reverse recapitalization.

The value of share consideration issued at the Closing is determined by application of the Exchange Ratio of 3.8799 (except for Series B and Series C preferred stock, which will be converted using ratios of 11.5423 and 14.3118, respectively), which is based on the $10.00 reference price per share upon consummation of the Business Combination.

2.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, CCAC will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy Quanergy issuing shares for the net assets of CCAC, accompanied by a recapitalization. The net assets of CCAC will be recognized at historical cost, with no goodwill or other intangible assets recorded.

Legacy Quanergy has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Quanergy’s stockholders have majority of the voting power;

•	Legacy Quanergy appointed the majority of the board of directors of Quanergy;

•	Legacy Quanergy’s existing management comprise the management of Quanergy;

•	Legacy Quanergy comprise the ongoing operations of Quanergy;

•	Legacy Quanergy is the larger entity based on historical revenues and business operations;

•	Quanergy assumes Legacy Quanergy’s name.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 assumes that the Business Combination occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the years ended December 31, 2020 and 2021 presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Legacy Quanergy being the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	CCAC’s audited balance sheet as of December 31, 2021 and the related notes for the year ended December 31, 2021, included elsewhere in the Form 10-K; and

•	Legacy Quanergy’s audited consolidated balance sheet as of December 31, 2021 and the related notes for the year ended December 31, 2021, included as exhibit 99.1 to this Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and the year ended December 31, 2020 has been prepared using, and should be read in conjunction, with the following:

•	CCAC’s audited statement of operations for the years ended December 31, 2021 and 2020 and the related notes, included elsewhere in the Form 10-K; and

•	Legacy Quanergy’s audited statement of operations for the years ended December 31, 2021 and 2020 and the related notes, included as exhibit 99.1 to this Form 8-K/A.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Pro Forma Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Quanergy. They should be read in conjunction with the audited financial statements and notes thereto of each of CCAC and Legacy Quanergy included elsewhere in the form 10-K and as exhibit 99.1 to the Form 8-K/A.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments. Quanergy’s management believes the income tax effects to not be meaningful given Quanergy incurred significant losses during the historical periods presented.

The following summarizes the pro forma common stock ownership as of immediately following the consummation of the Business Combination:

	Number of Outstanding Shares	% Ownership
Legacy Quanergy stockholders	97,000,000	89.1%
PIPE Investors	3,695,000	3.4%
CCAC Class A ordinary shares(1)	1,332,204	1.2%
CCAC Class B ordinary shares	6,900,000	6.3%

	108,927,204

(1)	Reflects redemptions of 26,267,796 shares.

Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Quanergy.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:

(A)

Reflects the reclassification of cash and cash equivalents held in CCAC’s Trust Account that becomes available and to reflect that the cash equivalents are available to effectuate the transaction in connection with the Business Combination.

(B)

Reflects the payment of transaction costs incurred by CCAC and Legacy Quanergy in 2021 including, but not limited to, preliminary estimated advisory, legal, accounting fees and other professional fees that will be paid in connection with the consummation of the Business Combination. The acquisition-related transaction costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash, an increase to accounts payable, or an increase to other long-term liabilities, with a corresponding decrease to additional paid in capital. As of December 31, 2021, CCAC and Legacy Quanergy had accrued approximately $0.6 million and $2.7 million, respectively, with such amounts reflected in accounts payable and other current liabilities, and Legacy Quanergy had capitalized $3.3 million deferred transaction costs reflected in other long-term assets.

(C)	Reflects the cash settlement of deferred underwriting fees incurred during CCAC’s IPO due upon completion of the Business Combination, with the balance due in 2 years.

(D)

Reflects the proceeds of $37.0 million from the issuance and sale of 3.7 million shares of common stock at $10.00 per share pursuant to the PIPE Investment. The unaudited pro forma condensed balance sheet reflects the conversion with a corresponding increase of $37.0 million to additional paid in-capital and an increase of less than $0.1 million to Quanergy common stock.

(E)

Reflects cash settlement of the outstanding principal amount of $25.5 million for the 2022 Secured Notes and $9.3 million of accrued interest. The adjustment of $0.5 million to accumulated deficit reflects the loss upon extinguishment of the 2022 Secured Notes based on the payoff amount of $35.0 million, compared to the book value of the debt which totaled $34.3 million, net of debt discount, and the settlement of derivative liability totaling $0.2 million.

(F)

Reflects the payment made to redeeming CCAC public stockholders upon consummation of the Business Combination. The amount of redemptions is 26,267,796 shares of Class A ordinary shares redeemed for $264.5 million allocated to Quanergy Common Stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of $10.07 per share (based on the fair value of marketable securities held in the Trust Account as of December 31, 2021 of $277.9 million).

(G)

Reflects a charge of $25.0 million to additional paid-in capital for warrants issued to an external advisor for future services to be provided under a collaboration agreement, with a corresponding increase of $12.5 million in prepaid expenses and other current assets and $12.5 million in other long-term assets. The deferred cost is expected to be amortized over the two-year service period.

(H)

Reflects the conversion of the outstanding debt balance totaling $58.8 million (net of debt discount totaling $38.6 million) including accrued interest of $6.8 million of Legacy Quanergy’s Unsecured Notes, and related debt derivative liability of $26.0 million, immediately prior to the consummation of the Business Combination into shares of Legacy Quanergy common stock (and subsequently to Quanergy common stock) at two times the value of the face value of notes plus accrued interest, in accordance with terms of settlement provisions included in the convertible note agreement. Due to these settlement terms, Legacy Quanergy remeasured the associated derivative liability, resulting in the recognition of an expense of $84.4 million which is recorded as an adjustment to accumulated deficit. The unaudited pro forma condensed balance sheet reflects the conversion with a corresponding increase of $143.3 million to additional paid in-capital.

(I)

Reflects the reclassification of $8.6 million of warrant liabilities associated with CCAC’s public warrants to additional paid-in capital. Upon the consummation of the merger, Quanergy will have a single class equity structure, and the public warrants are expected to qualify as equity instruments under ASC 815, Derivatives and Hedging. The final determination of the accounting for the public warrants will be determined by the accounting acquirer after the consummation of the merger.

(J)

Reflects the conversion of Legacy Quanergy’s convertible preferred stock immediately prior to the consummation of the Business Combination into Quanergy’s common stock. The unaudited pro forma condensed balance sheet reflects the conversion with a corresponding increase of $153.0 million to additional paid in-capital.

(K)

Reflects the reclassification of historical CCAC’s Class A ordinary stock subject to possible redemption from temporary equity into permanent equity immediately prior to the consummation of the Business Combination. The unaudited pro forma condensed balance sheet reflects the conversion with a corresponding increase of $276.0 million to additional paid in-capital and an increase of less than $0.1 million to Quanergy common stock.

(L)	Reflects recapitalization of shares of Legacy Quanergy common stock and CCAC Class A ordinary shares to Quanergy common stock.

(M)	Reflects the conversion of CCAC Class B ordinary shares to CCAC Class A ordinary shares pursuant to terms of the Merger Agreement.

(N)	Reflects the reclassification of CCAC’s historical retained earnings to additional paid-in-capital in connection with the consummation of the Business Combination.

(O)

Reflects stock-based compensation expense of approximately $43.8 million associated with performance RSUs granted to employees and non-employees. The performance condition is deemed to be probable of being met upon consummation of the Business Combination, resulting in Quanergy recognizing a one-time catch-up expense.

(P)	Reflects the commitment fee of 2% of the $125 million facility payable to GEMS which would need to be paid within a year of the first trading day of Quanergy.

(Q)

Reflects common stock warrants of 2.5% of the total equity interests of CCAC on a fully diluted basis as of the Closing Date, at an exercise price of $10.0 per share, exercisable into shares of Quanergy after the Merger to GEMS. The warrants were issued in December 2021 and upon the Closing Date, the warrant liability was remeasured, resulting in the recognition of income of $3.9 million, which is recorded as an adjustment to accumulated deficit. At the Closing Date, the warrants were reclassified as equity, resulting in a $0.1 million increase to additional paid-in capital.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the nine months ended December 31, 2021 are as follows:

(AA)	Reflects the elimination of historical interest income earned on CCAC’s Trust Account.

(BB)

Reflects the reversal of the historical interest expense and historical remeasurement of derivative liabilities recorded related to Legacy Quanergy’s 2022 Secured Notes and 2023 Unsecured Notes, which have been settled and converted, respectively, upon consummation of the Business Combination.

(CC)

Reflects the reversal of the historical interest expense related to Legacy Quanergy’s 2023 Notes, which shall automatically convert into shares of Quanergy at the rate of 50% of the share price, upon consummation of the Business Combination.

(DD)

Reflects the stock-based compensation associated with performance RSUs, post achievement of the performance condition in accordance with the vesting conditions of the awards. The performance condition is deemed to be probable of being met upon consummation of the Business Combination.

(EE)	Reflects incremental expense pertaining to retention plan bonus payout for certain employees that was triggered by the consummation of the Business Combination.

(FF)

Reflects the expense recognized related to vesting of warrants issued to an external advisor in exchange for a collaboration agreement through which the advisor will support Legacy Quanergy’s product and market development activities for both the IoT and automotive markets. The expense presented in the pro forma period is based on management’s estimate of the pattern of consumption of services to be obtained under this collaboration agreement.

(GG)

Reflects the elimination of the change in valuation of warrant liabilities associated with CCAC’s public warrants, upon the reclassification of such warrants from liability to equity classified instruments.

(HH)	Reflects elimination of impact of the historical remeasurement of derivative liabilities for 2022 Notes for the year ended December 31, 2021.

(II)	Reflects elimination of impact of the historical remeasurement of derivative liabilities for 2023 Notes, which have been settled and converted upon consummation of the Business Combination.

(JJ)

Reflects the remeasurement gains and losses of Legacy Quanergy’s 2023 Notes related derivative liabilities upon the automatic conversion of Legacy Quanergy’s 2023 Notes into shares of Quanergy at the rate of 50% of the share price, simultaneously with the consummation of the Business Combination.

5.	Loss per share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. When assuming the redemption scenarios described above, this calculation is adjusted to eliminate such shares for the entire periods.

	Year ended December 31, 2021	Year ended December 31, 2020
(amounts in thousands, except share data)	Pro forma combined	Pro forma combined
Pro forma net loss	$(89,065)	$(148,720)
Basic weighted average shares outstanding	95,734,903	95,734,903
Net loss per share – Basic and Diluted	$(0.93)	$(1.55)
Basic weighted average shares outstanding
Legacy Quanergy Equity holders (1)	83,807,699	83,807,699
PIPE Investors	3,695,000	3,695,000
CCAC Class A Ordinary Shares	1,332,204	1,332,204
CCAC Class B Ordinary Shares	6,900,000	6,900,000

(1)

The number of outstanding shares held by Legacy Quanergy Equity holders excludes 13,192,301 shares of common stock of Quanergy reserved to be issued in exchange for Legacy Quanergy Inc. vested and unvested options and RSUs.

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

Legacy Quanergy Inc. stock options and RSUs	13,192,301
CCAC - public and private placement warrants	21,320,000
GEMS PIPE shares	12,500,000